Proxy Voting Results

A special meeting of each fund's shareholders was held on September 28, 2006 and September 30, 2006. The results of votes taken among shareholders on the proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees. A, C
	# of Votes	% of Votes
Dennis J. Dirks
Affirmative	2,206,930,035.62	96.925
Withheld	70,013,151.28	3.075
TOTAL	2,276,943,186.90	100.000
Albert R. Gamper, Jr.
Affirmative	2,206,929,647.55	96.925
Withheld	70,013,539.35	3.075
TOTAL	2,276,943,186.90	100.000
Robert M. Gates
Affirmative	2,205,212,761.55	96.850
Withheld	71,730,425.35	3.150
TOTAL	2,276,943,186.90	100.000
George H. Heilmeier
Affirmative	2,204,247,730.70	96.807
Withheld	72,695,456.20	3.193
TOTAL	2,276,943,186.90	100.000
Edward C. Johnson 3d
Affirmative	2,203,739,123.67	96.785
Withheld	73,204,063.23	3.215
TOTAL	2,276,943,186.90	100.000
Stephen P. Jonas
Affirmative	2,207,154,045.47	96.935
Withheld	69,789,141.43	3.065
TOTAL	2,276,943,186.90	100.000
James H. KeyesB
Affirmative	2,205,258,024.08	96.852
Withheld	71,685,162.82	3.148
TOTAL	2,276,943,186.90	100.000
Marie L. Knowles
Affirmative	2,205,892,060.16	96.880
Withheld	71,051,126.74	3.120
TOTAL	2,276,943,186.90	100.000
Ned C. Lautenbach
Affirmative	2,205,297,807.97	96.853
Withheld	71,645,378.93	3.147
TOTAL	2,276,943,186.90	100.000
William O. McCoy
Affirmative	2,204,396,505.93	96.814
Withheld	72,546,680.97	3.186
TOTAL	2,276,943,186.90	100.000
Robert L. Reynolds
Affirmative	2,206,981,118.77	96.927
Withheld	69,962,068.13	3.073
TOTAL	2,276,943,186.90	100.000
Cornelia M. Small
Affirmative	2,206,379,820.44	96.901
Withheld	70,563,366.46	3.099
TOTAL	2,276,943,186.90	100.000
William S. Stavropoulos
Affirmative	2,205,403,278.90	96.858
Withheld	71,539,908.00	3.142
TOTAL	2,276,943,186.90	100.000
Kenneth L. Wolfe
Affirmative	2,205,707,840.10	96.871
Withheld	71,235,346.80	3.129
TOTAL	2,276,943,186.90	100.000
PROPOSAL 2A
To modify the fundamental "invests primarily" policy (the investment policy concerning the fund's primary investments) of Fidelity Advisor Consumer Discretionary Fund.D
	# of Votes	% of Votes
Affirmative	25,052,022.13	70.939
Against	1,507,700.50	4.269
Abstain	2,181,277.38	6.177
Broker Non-Votes	6,573,990.16	18.615
TOTAL	35,314,990.17	100.000
PROPOSAL 2B
To modify the fundamental concentration policy of Fidelity Advisor Consumer Discretionary Fund.D
	# of Votes	% of Votes
Affirmative	24,468,395.75	69.286
Against	1,941,580.95	5.498
Abstain	2,331,023.31	6.601
Broker Non-Votes	6,573,990.16	18.615
TOTAL	35,314,990.17	100.000
PROPOSAL 3A
To modify the fundamental "invests primarily" policy (the investment policy concerning the fund's primary investments) of Fidelity Advisor Industrials Fund.C
	# of Votes	% of Votes
Affirmative	103,262,001.88	67.400
Against	4,354,979.52	2.842
Abstain	6,913,004.08	4.513
Broker Non-Votes	38,678,502.70	25.246
TOTAL	153,208,488.18	100.000
PROPOSAL 3B
To modify the fundamental concentration policy of Fidelity Advisor Industrials Fund.C
	# of Votes	% of Votes
Affirmative	103,063,141.29	67.270
Against	4,478,980.28	2.923
Abstain	6,987,863.91	4.561
Broker Non-Votes	38,678,502.70	25.246
TOTAL	153,208,488.18	100.000
PROPOSAL 4A
To modify the fundamental concentration policy of Fidelity Advisor Utilities Fund.D
	# of Votes	% of Votes
Affirmative	78,803,170.56	70.172
Against	3,577,908.42	3.186
Abstain	6.541,369.10	5.825
Broker Non-Votes	23,378,154.01	20.817
TOTAL	112,300,602.09	100.000
PROPOSAL 5A
To modify the fundamental "invests primarily" policy (the investment policy concerning the fund's primary investments) of Fidelity Advisor Communications Equipment Fund.D
	# of Votes	% of Votes
Affirmative	5,159,022.72	69.946
Against	285,575.04	3.872
Abstain	443,398.62	6.011
Broker Non-Votes	1,487,692.54	20.170
TOTAL	7,375,688.92	100.000
PROPOSAL 5B
To modify the fundamental concentration policy of Fidelity Advisor Communications Equipment Fund.D
	# of Votes	% of Votes
Affirmative	5,159,987.88	69.959
Against	295,440.44	4.006
Abstain	432,568.06	5.864
Broker Non-Votes	1,487,692.54	20.170
TOTAL	7,375,688.92	100.000
PROPOSAL 6A
To modify the fundamental investment objective of Fidelity Advisor Energy Fund.D
	# of Votes	% of Votes
Affirmative	335,212,227.18	68.272
Against	23,151,143.88	4.716
Abstain	28,129,279.36	5.728
Broker Non-Votes	104,499,231.10	21.283
TOTAL	490,991,881.52	100.000
PROPOSAL 6B
To modify the fundamental investment policy of Fidelity Advisor Energy Fund.D
	# of Votes	% of Votes
Affirmative	338,904,300.69	69.024
Against	21,528,314.89	4.385
Abstain	26,060,034.84	5.307
Broker Non-Votes	104,499,231.10	21.283
TOTAL	490,991,881.52	100.000
PROPOSAL 6C
To modify the fundamental concentration policy of Fidelity Advisor Energy Fund.D
	# of Votes	% of Votes
Affirmative	334,458,778.33	68.119
Against	22,220,293.16	4.526
Abstain	29,813,578.93	6.072
Broker Non-Votes	104,499,231.10	21.283
TOTAL	490,991,881.52	100.000

ADenotes trust-wide proposal and voting results.

BEffective on or about January 1, 2007.

CThe special meeting of shareholders reconvened on September 30, 2006 with respect to this proposal.

DThe special meeting of shareholders reconvened on September 28, 2006 with respect to this proposal.